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                                                                    EXHIBIT 23.3


                [LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]


                               October 14, 1997



Boards of Directors
Lexington First Federal Mutual Holding company
Lexington First Federal Savings Bank
19 Natchez Trace Drive
Lexington, TN  38351

Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Lexington First Federal Mutual Holding Company, Lexington, Tennessee, and any amendments thereto, and in the Form SB-2 Registration Statement of Community National Corporation and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Community National Corporation.

                                    Sincerely,

                                    /s/ Robin L. Fussell

                                    Robin L. Fussell
                                    Principal